EXHIBIT 5.1

NEW YORK LONDON SINGAPORE PHILADELPHIA CHICAGO WASHINGTON, DC SAN FRANCISCO SILICON VALLEY SAN DIEGO LOS ANGELES TAIWAN BOSTON HOUSTON AUSTIN HANOI HO CHI MINH CITY	FIRM and AFFILIATE OFFICES www.duanemorris.com	SHANGHAI ATLANTA BALTIMORE WILMINGTON MIAMI BOCA RATON PITTSBURGH NEWARK LAS VEGAS CHERRY HILL LAKE TAHOE MYANMAR OMAN A GCC REPRESENTATIVE OFFICE OF DUANE MORRIS ALLIANCES IN MEXICO AND SRI LANKA

August 21, 2018

Board of Directors

Donegal Group Inc.

1195 River Road

Marietta, Pennsylvania 17547

Re:	Donegal Group Inc. (the “Company”)
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to the Company in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-3 (the “Registration Statement”) relating to the offer and sale by the Company of up to 350,000 shares (the “Shares”) of Class A Common Stock, $.01 par value, of the Company, that the Company may issue under the Company’s 2018 Agency Stock Purchase Plan (the “Plan”).

As counsel to the Company, we have supervised all corporate proceedings in connection with the preparation and filing of the Registration Statement. We have also examined the Company’s Certificate of Incorporation and By-laws, as amended to date, its corporate minutes and other proceedings and the records relating to the authorization, sale and issuance of the Shares and the adoption of the Plan, and such other documents and matters of law as we have deemed necessary or appropriate in order to render this opinion.

Based upon the foregoing, it is our opinion that each of the Shares, when issued and paid for in accordance with the terms and conditions of the Plan, will be duly authorized, legally and validly issued and outstanding, fully paid and nonassessable.

We hereby consent to the use of this opinion in the Registration Statement and to the reference to us in the prospectus under the caption “Legal Opinion.”

Sincerely,

DUANE MORRIS LLP

/s/ Duane Morris LLP

JWK

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